EXECUTION COPY

Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

by and among

Axcan Intermediate Holdings Inc.,

the Guarantors

and

Banc of America Securities LLC

HSBC Securities (USA) Inc.

RBC Capital Markets Corporation

Dated as of May 6, 2008

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 6, 2008, by and among Axcan Intermediate Holdings Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Purchase Agreement (as defined below)) and Banc of America Securities LLC, HSBC Securities (USA) Inc. and RBC Capital Markets Corporation (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 12.75% Senior Notes due 2016 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement. The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated April 30, 2008 (the “Purchase Agreement”), among the Company, the Initial Purchasers and the Guarantors (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(g) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were validly tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Notes: The 12.75% Senior Notes due 2016 to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Exchange Offer: An offer registered by the Company and the Guarantors under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities who are eligible to participate in such exchange offer in accordance with applicable law and Commission policy the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders and with terms that are identical in all respects to the Transfer Restricted Securities (except that the Exchange Securities will not contain terms with respect to the interest rate step up provision and transfer restrictions).

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: The Exchange Notes and the Guarantees attached thereto.

Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Initial Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

FINRA: Financial Industry Regulatory Authority, Inc.

Free-Writing Prospectus: Each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of Securities under the Shelf Registration Statement.

Guarantees: As defined in the preamble hereto.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of May 6, 2008, by and among the Company, the Guarantors and the Bank of New York, as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchaser: As defined in the preamble hereto.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Securities: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Securities.

Person: An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or other legal entity, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement (or deemed a part of any Shelf Registration Statement), as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus and, in respect of any Shelf Registration Statement, including for the avoidance of doubt any “issuer free writing prospectus” within the meaning of Rule 433 of the Securities Act.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of the Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of the Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein or deemed a part thereof in the case of any Shelf Registration Statement, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Secured Exchange Securities: The “Exchange Securities”, as that term is defined in the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers dated as of February 25, 2008.

Securities: The Initial Securities and the Exchange Securities.

Securities Act: The Securities Act of 1933, as amended.

Shelf Effectiveness Date: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Shelf Suspension Period: As defined in Section 6(d) hereof.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in an Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein or to the extent permitted by law, making such prospectus available to purchasers)), and (d) the date on which such Initial Security ceases to be outstanding for purposes of the Indenture.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), each of the Company and the Guarantors shall (i) file with the Commission an Exchange Offer Registration Statement, (ii) use their commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) below.

(b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities and the Secured Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their commercially reasonable efforts to Consummate the Exchange Offer on or prior to the 365th calendar day following the Closing Date.

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be (or, if required by the Commission, is) an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission.

Each of the Company and the Guarantors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

Upon Consummation of the Exchange Offer in accordance with this Section 3, the Company shall have no further obligation to register Transfer Restricted Securities (other than those as to which Section 4(a)(iii) hereof applies).

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 365 calendar days following the Closing Date, or (iii) with respect to any Holder of Transfer Restricted Securities, (A) such Holder notifies the Company prior to the

20th Business day following Consummation of the Exchange Offer that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) in the case of any Holder that participates in the Exchange Offer, such Holder notifies the Company that it did not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, then, upon such Holder’s request, the Company and the Guarantors shall

(x) promptly file, at their expense, a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) after such filing obligation arises, which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their commercially reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before (i) in the case of any Shelf Registration Statement required by clause (i) or (ii) of Section 4(a) above, the 365th day after the Closing Date, and (ii) in the case of any Shelf Registration Statement required by clause (iii) of Section 4(a) above, the 180th day after such filing obligation arises (the date referred to in the foregoing clauses (i) and (ii), the “Shelf Effectiveness Date”).

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earliest of (i) two years following the Closing Date, (ii) such time as all of the applicable notes have been sold thereunder or (iii) the date upon which all Securities covered by such Shelf Registration Statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144 (such period, the “Shelf Registration Period”).

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or deemed a part thereof. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. The Company and the Initial Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations under Section 3 or Section 4 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay as liquidated damages, if (1) the Exchange Offer with respect to the Initial Securities is not Consummated on or prior to the 365th calendar day following the Closing Date or, in the case of any Shelf Registration Statement required by clause (i) or (ii) of Section 4(a), a Shelf Registration Statement with respect to a series of Securities has not been declared effective on or prior to the applicable Shelf Effectiveness Date, (2) a Shelf Registration Statement with respect to a series of Securities is filed and declared effective but shall thereafter cease to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself immediately declared effective (other than because of the sale of all Securities registered thereunder or as a result of a notice given in accordance with Section 6(d) below for a period not to exceed the Shelf Suspension Period permitted by Section 6(d) below), or (3) in the case of any Shelf Registration Statement required by clause (iii) of Section 4(a), notwithstanding clause (1) of this Section 5, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the applicable Shelf Effectiveness Date (each such event referred to in clauses (1), (2) and (3) above, a “Registration Default”), the Company hereby agrees that additional interest (“Additional Interest”) shall accrue on the principal amount of the Initial Securities that are still Transfer Restricted Securities at a rate of 0.25% per annum (which rate will increase by an additional 0.25% per annum for each subsequent 90-day period that such Registration Default continues; provided that the rate at which such Additional Interest accrues shall in no event exceed 1.0% per annum) commencing on (x) the 366th day following the Closing Date or, in the case of any Shelf Registration Statement required by clause (i) or (ii) of Section 4(a), the date following the applicable Shelf Effectiveness Date, in the case of clause (1) above, (y) the date such Shelf Registration Statement ceases to be effective, in the case of clause (2) above, or (z) the date following the applicable Shelf Effectiveness Date, in the case of clause (3) above. Following the cure of all Registration Defaults, Additional Interest will cease to accrue and the interest rate on the Securities will revert to the original rate; provided, however, that, if after the date such Additional Interest ceases to accrue, a different Registration Default occurs, Additional Interest may again commence accruing pursuant to the foregoing provisions.

Any amounts of Additional Interest due pursuant to this Section 5 will be payable in cash semiannually on the Interest Payment Dates applicable to the Holders of record specified in the Indenture, commencing with the first such date occurring after any Additional Interest commences to accrue.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full; provided, however that it is understood that no additional obligations pursuant to the preceding paragraph will be incurred by the Company and the Guarantors with respect to any security after the time such security ceases to be a Transfer Restricted Security.

Anything herein to the contrary notwithstanding, no Holder who (x) was eligible to exchange such Holder’s outstanding Transfer Restricted Securities at the time that the Exchange Offer was pending and Consummated and (y) failed to validly tender such securities for exchange pursuant to the Exchange Offer shall be entitled to receive any Additional Interest that would otherwise accrue subsequent to the date the Exchange Offer is Consummated pursuant to this Section 5.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities. Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer for such Initial Securities should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is acquiring the Exchange Securities in its ordinary course of business, (B) that, at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any Person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Securities to be issued in the Exchange Offer in violation of the Securities Act, (C) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company, (D) if such holder is not a Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities to be issued in the Exchange Offer, and (E) if such Holder is a Broker-Dealer that has acquired the Exchange Securities that are Transfer Restricted Securities for its own account in exchange for Initial Securities that were acquired as a result of market making activities or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery or availability, if applicable, requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will, in accordance with Section 4 above, prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective (subject to any Shelf Suspension Periods permitted by Section 6(d) below) and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall (subject to any Shelf Suspension Periods permitted by Section 6(d) below) file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement (including Free Writing Prospectuses, if any) effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold or otherwise cease to be Transfer Restricted Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective under the Securities Act, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and give reasonable consideration to any comments provided by such selling Holders or underwriter(s), if any, on such document prior to the filing thereof;

(vi) make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any such Initial Purchasers or underwriter(s) are participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), if any, subject to customary agreements regarding confidentiality and use of such information, all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors as shall be reasonably requested to enable them to exercise any applicable due diligence responsibilities and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information, all to the extent as may reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any;

(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any such Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(ix) furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus and Free Writing Prospectus, if any) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders named in such Prospectus and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into, and cause the Guarantors to enter into such customary agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such customary representations and warranties, and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by Holders holding a majority in aggregate principal amount of the Transfer Restricted Securities participating in such registration or any underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:

(A) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement:

(1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement;

(2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering the matters set forth in Section 5(c) of the Purchase Agreement, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time following the delivery of the certificate contemplated in Section 6(c)(xi)(A)(1) hereof the representations and warranties of the Company and the Guarantors offered in such certificate cease to be true and correct, the Company or the

Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement upon such sale pursuant to such Shelf Registration Statement, Exchange Securities, having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xv) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xvii) provide a CUSIP number for all Securities not later than the effective date of such Registration Statement covering such Securities and provide the Trustee under the applicable Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such Registration Statement;

(xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi) cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any;

(xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

(xxiii) to the extent any Free Writing Prospectus is used, file with the Commission any Free Writing Prospectus that is required to be filed with the Commission in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed in accordance with the requirements of the Securities Act.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities (or Exchange Securities in the case of any Broker-Dealer) pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

(d) The Company will have the ability to suspend a Shelf Registration Statement (a “Shelf Suspension Period”), if the company’s Board of Directors determines, in their reasonable business judgment, upon advice of counsel, that the continued effectiveness and use of the Shelf Registration Statement would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving the Company. A Shelf Suspension Period shall commence on and include the date that the Company give notice that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Transfer Restricted Securities covered by such Registration Statement and continue until holders of such Transfer Restricted Securities either receive the copies of the supplemented or amended Prospectus contemplated by Section 6(c) above or are advised in writing by the Company that use of the Prospectus may be resumed. The Company will not be permitted to exercise its rights under this paragraph more than two (2) in any twelve-month period, and any such suspensions may not exceed 60 consecutive days.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange

Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, any Exchange Offer Registration Statement and any Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Davis Polk & Wardwell or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any Free Writing Prospectus, if any) or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus (including any Free Writing Prospectus, if any), in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement except to the extent that any of the Company or the Guarantors are materially prejudiced thereby. In case any such action is brought against any of the Indemnified Holders and such Indemnified Holder seeks or intends to seek indemnity from the Company or the Guarantors, the Company and the Guarantors will be entitled to participate in and, to the extent that they shall elect, jointly, by written notice delivered to such Indemnified Holders promptly after receiving the aforesaid notice from such Indemnified Holders, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Holders; provided, however, if the defendants in any such action include both the Indemnified Holders and the Company or the Guarantors, and any Indemnified Holder shall have reasonably concluded that a conflict may arise between the positions of the Company or the Guarantors and such Indemnified Holder in conducting the defense of any such action, such Indemnified Holder shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Holder. Upon receipt of notice from the Company and the Guarantors to the Indemnified Holders of the Company and the Guarantors’ election to so assume the defense of such action and approval by the Indemnified Holders of counsel, the Company and the Guarantors will not be liable to such Indemnified Holders under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Holders in connection with the defense thereof unless (i) an Indemnified Holder shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company and the Guarantors shall not be liable for the reasonable fees and expenses of more than one separate counsel (in addition to any local counsel) representing all such similarly situated Indemnified Holders who are parties to such action) or (ii) the Company and the Guarantors shall not have employed counsel reasonably satisfactory to the Indemnified Holders to represent the Indemnified Holders within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of one counsel (in addition to any local counsel) for all such Indemnified Holders shall be at the expense of the Company and the Guarantors. Any such separate counsel for all Indemnified Holders shall be designated in writing by the Holders who sold a majority in aggregate principal amount of the Transfer Restricted Securities sold by all Holders under such Registration Statement. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus (including any Free Writing Prospectus, if any) or any amendment or supplement thereto. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Initial Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Initial Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and their related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. The Company shall not be required to assist in an Underwritten Offering or Underwritten Registration unless requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its debt securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor the Guarantors have previously entered into any agreement granting any registration rights with respect to its debt securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. The Company and the Guarantors will not take any action, or agree to any change, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate the Exchange Offer on the terms specified herein.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to an Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company or the Guarantors:

Axcan Intermediate Holdings Inc.

c/o Axcan Pharma Inc.

597 Laurier Boulevard

Mont-Saint-Hilaire, Quebec J3H 6C4

Canada

Facsimile: 450-464-9979

Attention: Richard Tarte

With a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Telecopier No.: (617) 235-0392

Attention: Patrick O’Brien

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and only to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AXCAN INTERMEDIATE HOLDINGS INC.

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President – Finance, Chief Financial Officer and Treasurer

AXCAN US PARTNERSHIP 1 LP

By:	Axcan Nova Scotia 2 ULC, its General Partner

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President – Finance, Chief Financial Officer and Treasurer

ACQUISITION CO. NO. 1 AXCAN PHARMA US, INC. AXCAN PHARMA (U&V) INC. AXCAN CANADA (INVEST) ULC AXCAN PHARMA INC. AXCAN NOVA SCOTIA 1 ULC AXCAN NOVA SCOTIA 2 ULC AXCAN NOVA SCOTIA 3 ULC

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President – Finance, Chief Financial Officer and Treasurer

AXCAN US LLC

By:	Axcan Intermediate Holdings Inc., its Sole Member

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President – Finance, Chief Financial Officer and Treasurer

[Signature Page to the Registration Rights Agreement]

ACQUISITION NO. 5 LLC

By:	/s/ David Mims
Name:	David Mims
Title:	President

AXCAN COÖPERATIEVE U.A.

By:	/s/ David Mims
Name:	David Mims
Title:	Attorney-in-Writing

AXCAN LUXCO 1 S.ÀR.L.

By:	/s/ David Mims
Name:	David Mims
Title:	Authorized Signatory

AXCAN LUXCO 2 S.ÀR.L.

By:	/s/ David Mims
Name:	David Mims
Title:	Authorized Signatory

[Signature Page to the Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC
as representative of the Initial Purchasers

By:	/s/ Robert Schleusner
Name: Robert Schleusner Title: Managing Director

[Signature Page to Registration Rights Agreement]